Exhibit 99.1

Herbalife Responds to The Dismissal of Abdul Awad v. Herbalife Ltd. et al.

November 25, 2015 12:00 PM Eastern Standard Time

LOS ANGELES—(BUSINESS WIRE)— Global nutrition company Herbalife (NYSE: HLF) today issued the following statement:

“For the third time, the judge has ruled in our favor, this time dismissing the claims with prejudice. We are obviously pleased with the judge’s decision.”

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a 35-year-old global nutrition company that sells weight-management, nutrition and personal care products intended to support a healthy lifestyle. Herbalife products are sold in more than 90 countries to and through a network of independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife’s website contains a significant amount of financial and other information about the company at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

Contacts

Herbalife Ltd.

Jen Butler

213-745-0420